EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                       OF

                               BECOR INTERNET INC.

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         FIRST.  The name of this corporation shall be:

                               BECOR INTERNET INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

         THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

         One Thousand Five Hundred (1,500) shares without par value.

         FIFTH.  The name and mailing address of the incorporator is as follows:

                           Chennell Mowbray
                           The Company Corporation
                           1013 Centre Road
                           Wilmington, DE 19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         IN  WITNESS   WHEREOF,   The   undersigned,   being  the   incorporator
hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this second day of June A.D. 1999.

                                                     /s/ Chennell Mowbray
                                                     --------------------
                                                     Chennell Mowbray
                                                     Incorporator